UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On June 10, 2013, Lexington Realty Trust, which we refer to as the Trust, issued $250.0 million aggregate principal amount of its 4.25% Senior Notes due 2023, which we refer to as the Notes.  The Notes were issued by the Trust at an initial offering price of 99.026% of their face value.

The net proceeds of this offering will be approximately $244.9 million after deducting the discount of the initial purchasers of the Notes (collectively, the “Initial Purchasers”) and estimated offering expenses.  The Trust used approximately $235.0 million of the net proceeds of the offering to pay amounts outstanding under its unsecured revolving credit facility, and intends to use the remainder for general corporate purposes, including, without limitation, unspecified acquisitions.  The offer and sale of the Notes was not registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Trust offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.  The Initial Purchasers have agreed to resell the Notes to qualified institutional buyers in the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons located outside the United States in reliance on Regulation S under the Securities Act.  The Trust relied on these exemptions from registration based in part on representations made by the Initial Purchasers in a purchase agreement, dated June 3, 2013, among the Trust, Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., on the one hand, and the Initial Purchasers, on the other hand.

The terms of the Notes are governed by an indenture, dated as of June 10, 2013, which we refer to as the Indenture, by and among the Trust, as issuer, certain subsidiaries of the Trust who are borrowers or guarantors under the Trust’s credit agreement for its unsecured revolving credit facility, as guarantors, which we refer to as the Subsidiary Guarantors, and U.S. Bank National Association, as trustee.  The Notes mature on June 15, 2023, and accrue interest at a rate of 4.25% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2013.

Prior to March 15, 2023, the Trust may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.  At any time on or after March 15, 2023, the Notes will be redeemable, in whole at any time or in part from time to time, at the Trust’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The Indenture contains certain covenants that, among other things, limit the Trust’s and its subsidiaries’ ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

A copy of the Indenture is attached to this Current Report on Form 8-K, which we refer to as this Current Report, as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture.

In connection with the issuance and sale of the Notes, the Trust and the Subsidiary Guarantors also entered into a registration rights agreement with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, in their capacity as representatives of the Initial Purchasers, dated as of June 10, 2013, which we refer to as the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Trust and the Subsidiary Guarantors agreed to (i) use their commercially reasonable efforts to cause a registration statement relating to an offer to exchange notes for an issue of registered notes with terms identical to the Notes (except that the exchange notes will not be subject to restrictions on transfer or to an increase in annual interest rate) to become effective within 240 days after the closing date of the Notes offering, and (ii) keep the exchange offer open for a period not less than 20 business days and cause the exchange offer to be consummated within 60 days of such effective date.  In addition, the Trust and the Subsidiary Guarantors have agreed, in some circumstances, to file and have declared effective a shelf registration statement providing for the sale of all the Notes by the holders thereof.  If the Trust and the Subsidiary Guarantors do not fulfill certain of their obligations under the Registration Rights Agreement with respect to the Notes, the Trust will be required to pay additional interest to holders of the Notes.

A copy of the Registration Rights Agreement is attached to this Current Report as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Tenth Supplemental Indenture

On June 13, 2013, the Trust entered into the Tenth Supplemental Indenture, among the Trust, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee, which supplements the Indenture dated as of January 29, 2007, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, the Second Supplemental Indenture, dated as of March 9, 2007, the Third Supplemental Indenture, dated as of June 19, 2007, the Fourth Supplemental Indenture, dated as of December 31, 2008, the Fifth Supplemental Indenture, dated as of June 9, 2009, the Sixth Supplemental Indenture, dated as of January 26, 2010, the Seventh Supplement Indenture, dated as of September 28, 2012, the Eighth Supplemental Indenture, dated as of February 13, 2013 and the Ninth Supplemental Indenture, dated as of May 6, 2013, which we collectively refer to as the 2007 Indenture.

The Tenth Supplemental Indenture provides for the removal and addition of certain subsidiary guarantors. The 2007 Indenture governs the terms of the Trust's 6.00% Convertible Guaranteed Notes due 2030.

A copy of the Tenth Supplemental Indenture is attached to this Current Report as Exhibit 4.3 and is incorporated herein by reference. The foregoing description of the Tenth Supplemental Indenture is qualified in its entirety by reference to the full text of the Tenth Supplemental Indenture.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in (or incorporated by reference into) Item 1.01 of this Current Report under the heading “Senior Notes Offering” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of June 10, 2013, among the Trust, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 10, 2013, among the Trust, the Subsidiary Guarantors, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, on the other hand.

4.3	Tenth Supplemental Indenture, dated as of June 13, 2013, among the Trust, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 13, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

4.1	Indenture, dated as of June 10, 2013, among the Trust, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of June 10, 2013, among the Trust, the Subsidiary Guarantors, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, on the other hand.

4.3	Tenth Supplemental Indenture, dated as of June 13, 2013, among the Trust, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee.